UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2008

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements

On August 6, 2008, Z Trim Holdings, Inc. (the “Company”) determined that its financial statements for the year ended December 31, 2007 should no longer be relied upon because of accounting errors in those financial statements relating to specific equity transactions. These errors also required a restatement of the financial statements for the first quarter of 2008.  On August 21, 2008, the Company amended those financial statements via an amendment to its Annual Report on Form 10-KSB for the applicable period.  The Company has discussed these matters with its independent accountants.

Background.  On November 22, 2004, the Company entered into a two-year engagement with David Shemesh and Mordechai Tobian for investor relations services in consideration of 2,250,000 shares of restricted common stock of the Company (the "Shemesh/Tobian Shares") and a warrant to purchase 275,000 shares of restricted common stock at $.80 per share through November 21, 2007.  Based on a closing price of the Company's common stock of $.79 on November 22, 2004, the Company recorded paid-in-capital of $1,777,500 as of that date and began to recognize investor relation expenses on a quarterly basis over the life of the two-year contract.  The Company issued 2,250,000 shares of restricted common stock at that time.

On August 24, 2005, the Company took the position that Shemesh and Tobian had failed to perform as agreed and the Company rescinded the contract. Simultaneously, the Company placed a stop order on the Shemesh/Tobian Shares. Through that date, the Company had recognized $765,324.75 of expense relating to the contract. Accordingly, at September 30, 2005 the Company wrote off the remaining $1,012,175.25 against paid-in-capital.

Shemesh and Tobian disputed the Company's basis for rescinding the contract and because they were referred to the Company by Farhad Zaghi, the Company's purported rescission became an issue in the Company's ongoing litigation with Zaghi and his affiliates. In order to eliminate one of the issues of contention between the parties and facilitate further settlement negotiations with Zaghi, on March 9, 2007, the Company released the stop order on the Shemesh/Tobian Shares and allowed the shares to be traded.  The Company valued the stock as of March 9, 2007 and recognized an investor relations expense of $2,182,175 at that time.

On August 6, 2008, in connection with the United States Securities and Exchange Commission’s review of our financial statements, we determined that we needed to amend our financial statements for the year end 2007 in order to clarify certain information, be compliant with federal rules and regulations and correct an error relating to an expense recognized in the first quarter of 2007 that should have been incurred in the fourth quarter of 2004. Specifically, the Company’s recognition of expense of $2,182,175 relating to the release of restrictions on shares of stock on March 9, 2007 was incorrect.

Restatements and Impact.  The Company has restated the transaction to fully recognize the expense when the shares of stock were issued, in the fourth quarter of 2004.  As a result, the investor relation expense of $2,182,175 that was recognized in the first quarter of 2007 has been removed against additional paid in capital.  Further, as a result of the recognition of expense as of the fourth quarter 2004, the valuation of the unrecognized stock at fourth quarter of 2004 was $1,170,000 less than the valuation in the first quarter of 2007. This results in an increase in investor relations expense in 2004 of $1,012,175 and a reduction in retained earnings in 2004 of $1,012,175, with a corresponding reduction in retained earnings for all periods thereafter.  For the year ended December 31, 2007, the net result was an increase to retained earnings of $1,170,000.  Further, the net loss per share for the year ending December 31, 2007 was reduced from $0.21 per share to $0.18 per share.

Item 7.01                      Regulation FD Disclosure

On August 22, 2008, the Company issued a press release reporting the matters described in Item 4.02 herein.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

99	Press Release dated August 22, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

August 22, 2008	By:	/s/ Steve Cohen
Steve Cohen
President

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INDEX TO EXHIBITS

No.	Description

99	Press Release dated August 22, 2008

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